Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Lake Forest, IL, January 23, 2012 – Packaging Corporation of America (NYSE: PKG) today reported fourth quarter 2011 net income of $39 million, or $0.40 per share. Reported results for the fourth quarter of 2010 were $53 million, or $0.52 per share, excluding income from biofuel tax credits and asset disposal charges.

Lower earnings per share, compared to last year’s fourth quarter, were driven by cost inflation ($0.10), lower containerboard export prices ($0.03), increased depreciation ($0.02) and other items ($0.02). These items were partially offset by lower energy and chemical usage ($0.03) and higher corrugated products volume ($0.03).

Excluding special items, full year earnings were $162 million, or $1.61 per share, compared to 2010 earnings of $166 million, or $1.62 per share. Price and mix ($0.38), higher volume ($0.17) and cost reduction benefits ($0.06) improved earnings per share, but was offset by cost inflation ($0.56) and higher depreciation expense ($0.05).

Net sales in the fourth quarter were $654 million, up 4% compared to fourth quarter 2010 net sales of $627 million, and full year net sales were a record $2.6 billion, up 8% over 2010.

Corrugated products shipments were up 9.0% per workday and total shipments were up 7.2%, with one less workday, compared to last year’s fourth quarter. Outside sales of containerboard were essentially equal to last year. Containerboard production was 640,000 tons, up 2,000 tons over the fourth quarter of 2010, and PCA ended the year with its containerboard inventories about 11,000 tons below 2010 year-end levels.

Mark W. Kowlzan, CEO of PCA, said, “Operationally, we had an exceptional quarter setting records for both containerboard production and corrugated product shipments. We also completed the major energy projects at our Counce, Tennessee and Valdosta, Georgia linerboard mills, started up a new corrugated products plant in Reading, Pennsylvania and acquired a corrugated products plant in Denver, Colorado. While our domestic pricing for containerboard remained essentially unchanged from last year’s fourth quarter and this year’s third quarter, pricing for export linerboard did fall during the fourth quarter.”

“Looking ahead to the first quarter,” Mr. Kowlzan added, “corrugated product shipments should be higher with four more shipping days compared to the fourth quarter. We also expect a full quarter’s earnings benefit from our major energy projects. Costs will be higher with colder weather, our normal annual maintenance outages at the Counce and Valdosta mills, timing related benefit expenses and a higher tax rate and pension expense. Average export prices for containerboard should be lower reflecting the full impact of the fourth quarter price changes. Considering all of these items, we currently estimate our first quarter earnings at about $0.40 per share.”

PCA is the fifth largest producer of containerboard and corrugated packaging products in the United States with sales of $2.6 billion in 2011. PCA operates four paper mills and 71 corrugated products plants in 26 states across the country.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 4th Quarter and Full Year 2011 Earnings Conference Call

WHEN:	Tuesday, January 24, 2012
10:00 a.m. Eastern Time

NUMBER:	(866) 244-4637 (U.S. and Canada) or (703) 639-1179 (International)
Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	January 24, 2012 1:00 p.m. Eastern Time through February 7, 2012 11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(888) 266-2081 (U.S. and Canada) or (703) 925-2533 for International Passcode: 1564222

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; containerboard and corrugated products general industry conditions, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

	Three Months Ended Dec. 31,
(in millions, except per share data)	2011	2010
Net sales	$654.3	$626.7
Cost of sales	(520.1)	(479.4)

Gross profit	134.2	147.3
Selling and administrative expenses	(48.9)	(46.3)
Corporate overhead	(16.2)	(14.6)
Alternative fuel mixture tax credits	—	16.4	(1)
Other expense, net	(1.3)	(6.4)

Income before interest and taxes	67.8	96.4
Interest expense, net	(9.3)	(7.6)

Income before taxes	58.5	88.8
Provision for income taxes	(19.0)	(33.9	) (2)

Net income	$39.5	$54.9

Earnings per share:
Basic	$0.41	$0.54

Diluted	$0.40	$0.54

Basic common shares outstanding	97.3	101.0
Diluted common shares outstanding	98.4	102.0

Supplemental financial information:
Capital spending	$65.3	$89.3
Cash balance	$156.3	$196.6

Notes to Consolidated Earnings Results

(1)	Represents additional income from fuel tax credits related to the amendment of the 2009 Federal tax return for the Filer City mill biofuel gallons.
(2)	Includes a tax expense of $10.6 million from fuel tax credits related to the amendment of the 2009 Federal tax return for the Filer City mill biofuel gallons generated in 2009.

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

	Full Year Ended Dec. 31,
(in millions, except per share data)	2011	2010
Net sales	$2,620.1	$2,435.6
Cost of sales	(2,078.2)	(1,903.4)

Gross profit	541.9	532.2
Selling and administrative expenses	(193.9)	(182.5)
Corporate overhead	(64.6)	(58.1)
Alternative fuel mixture tax credits	—	(86.3	) (1)
Other expense, net	(10.7)	(19.9)

Income before interest and taxes	272.7	185.4
Interest expense, net	(29.2)	(32.3)

Income before taxes	243.5	153.1
(Provision) benefit for income taxes	(85.5)	52.3	(2)

Net income	$158.0	$205.4

Earnings per share:
Basic	$1.59	$2.02

Diluted	$1.57	$2.00

Basic common shares outstanding	99.3	101.7
Diluted common shares outstanding	100.4	102.6

Supplemental financial information:
Capital Spending	$280.2	$320.2

Notes to Consolidated Earnings Results

(1)	Represents the impact from allocating the alternative fuel gallons produced in 2009 between the alternative fuel mixture tax credit and the cellulosic biofuel producer credit.
(2)	Includes a tax benefit of $135.5 million from recording cellulosic biofuel producer credits.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures (1)

Unaudited

	Three Months Ended December 31,
	2011		2010
(in millions, except per share data)	Net Income	EPS	Net Income	EPS
As reported	$39.5	$0.40	$54.9	$0.54

Special items:
Asset disposal charges (2)	—	—	3.2	0.03
Alternative fuel mixture credits (3)	—	—	(16.4)	(0.16)
Cellulosic biofuel producer credits (4)	—	—	11.3	0.11

Total special items	—	—	(1.9)	(0.02)

Excluding special items	$39.5	$0.40	$53.0	$0.52

	Year Ended December 31,
	2011		2010
(in millions, except per share data)	Net Income	EPS	Net Income	EPS
As reported	$158.0	$1.57	$205.4	$2.00

Special items:
Asset disposal charges (2)	4.8	0.05	8.6	0.08
Alternative fuel mixture credits (3)	—	—	86.3	0.85
Cellulosic biofuel producer credits (4)	—	—	(134.0)	(1.31)
Medical benefits reserve adjustment (5)	(1.0)	(0.01)	—	—

Total special items	3.8	0.04	(39.1)	(0.38)

Excluding special items	$161.8	$1.61	$166.3	$1.62

Notes to Reconciliation of Non-GAAP Financial Measures

(1)	Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are excluded as management considers such items to be unusual in nature. Management uses these measures to focus on PCA’s on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.
(2)	Represents charges from asset disposals related to energy projects and, additionally for 2010 only, plant closures and other assets no longer in service.
(3)	Represents the income statement impact from allocating the alternative fuel gallons produced in 2009 between the alternative fuel mixture tax credit and the cellulosic biofuel producer credit.
(4)	Represents the income statement impact on an after-tax basis from a portion of the alternative fuel gallons produced in 2009 as cellulosic biofuel producer credits.
(5)	Represents income from an adjustment to reserves related to medical benefits.